Exhibit 32.1

Certification of Chief Executive Officer Regarding Periodic Report Containing Financial Statements pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Scott M. Custer, the Chief Executive Officer of Yadkin Financial Corporation, in compliance with 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to my knowledge: (i) the Form 10-Q filed by Yadkin Financial Corporation (the "Issuer") for the quarter ended June 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date:	August 5, 2016	By:	/s/ Scott M. Custer
Scott M. Custer
President and Chief Executive Officer

This certification accompanies the Form 10-Q to which it relates, and shall not be deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such certification will not be deemed to be incorporated by reference into any filing of the Issuer under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Issuer specifically incorporates it by reference.